EXHIBIT 32.1

      Certification of Chief Executive Officer and Chief Financial Officer
                           Pursuant to 18 U.S.C. 1350
                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Ethan D. Hokit, Chief Executive Officer and Chief Financial Officer of Military Resale Group, Inc. (the "Registrant"), do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2004 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


                                        By: /s/ Ethan D. Hokit
                                            ------------------------------------
                                            Name: Ethan D. Hokit
                                            Title: Chief Executive Officer
                                                   Chief Financial Officer

December 17, 2004

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Military Resale Group, Inc. and will be retained by Military Resale Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                                 END OF FILING